ViewCast Reports 2012 First Quarter Results

New Product Initiatives Proceeding; Launches on Track for Summer and Throughout Second Half of 2012

PLANO, Texas, May 15, 2012 /PRNewswire/ -- ViewCast Corporation (OTCBB: VCST), a developer of industry-leading solutions for the capture and streaming of video over enterprise, broadband, and mobile networks, today reported results for the 2012 first quarter ended March 31, 2012 as well as a new product introduction schedule and guidance for the 2012 second quarter.

The Company reported net sales of $3.4 million in the first quarter 2012 compared to $3.5 million in the prior year period. In the first quarter, sales and pipeline activity for both Niagara® systems and Osprey® cards remained steady via value-added integrators and distribution channels. The Company achieved revenue growth in the Americas in both the Niagara® streaming systems and Osprey® video capture cards, but that growth was offset by a drop in both categories in Europe as economic conditions there impacted order flow.

ViewCast Chief Executive Officer John Hammock said, "Since I took over as CEO, we have undertaken the decisive actions, necessary changes and exciting advances that will combine to move the Company to the next level. In less than six months, we have upgraded the entire commercial team, enhanced our development productivity and lowered overall quarterly operating expenses by $490,000, or 17 percent, compared to the prior year quarter by selling the VMp product group and trimming in other areas. In addition, we introduced 4 new products, including Linux-based Osprey cards that doubles their market potential, and pushed well down the development path on two game-changing products that will enter new markets by this summer and year-end, respectively.

"In the first quarter, we continued to make rapid progress in new product introductions and development in the period," continued Hammock, "including some key product enhancements highlighted at the National Association of Broadcasters Annual Meeting (NAB 2012). We are engaged in the beginning phases of a steady stream of product introductions that will benefit both top- and bottom-line results in the coming quarters and years."

Hammock concluded, "Historically, we targeted the limited live streaming marketplace that represented purchases of less that $150 million per year in total. Our new slate of products target the market for a broader variety of broadcasters, enterprises, integrators and service providers whom are involved with the entire spectrum of streaming media – a market that approaches $1 billion per year. We have laid much of the groundwork to re-launch the Company as a growing enterprise that controls its own commercial destiny in the sweet spot of the digital media equipment marketplace. The high value product enhancements that we will be rolling out during the balance of the year open the door for us to access additional large customers in the telecom industry and other network customers that are delivering content directly to consumers and their mobile platforms."

Recent Operational Highlights

  The Company demonstrated key vertical solutions for social media with Google+ Hangouts, presentation capture with Telestream's Wirecast product and IPTV/OTT with BeeSmart and Amino set top boxes at NAB 2012.  Key new business segments and customer groups were targeted this year for the first time with high levels of interest in current and upcoming products.
  The VMp product line assets and business were sold to a subsidiary of Genus Technologies, LLC in January 2012. Under the transaction terms, ViewCast will receive earn-out payments that will continue to provide the Company revenue streams.
  Launch of the Osprey® 820e video capture card that integrates audio with a traditional graphics interface – an industry first. The ability to integrate both audio and video with a traditional graphics interface makes this card ideal for enterprise and education customers that want to upgrade and simplify their streaming programs simultaneously.

First Quarter Financial Results

In the 2012 first quarter, revenues were $3.4 million compared to $3.5 million in the prior year period. Operating expenses for the first quarter 2012 were $2.4 million compared to $2.6 million for the prior year period. Operating loss of $(275,000) for the first quarter 2012 was an improvement from loss of $(417,000) for the year-earlier period.

Net loss for the first quarter 2012 was $(405,000) compared to net loss of $(791,000) in the first quarter 2011. The net loss in the period included non-recurring costs from the sale of the company's former VMp product line and costs related to the reorganization following that divestiture.

EBITDA (earnings before interest, taxes, depreciation and amortization) for the 2012 first quarter was $(234,000), compared to $(578,000) in the 2011 first quarter. EBITDA is a non-GAAP measure that ViewCast management believes can be helpful in assessing the Company's overall performance and considered as an indicator of operating efficiency and earnings quality. The Company suggests that EBITDA be viewed in conjunction with the Company's reported financial results or other financial information prepared in accordance with GAAP.

Chief Financial Officer Laurie Latham commented on the ongoing financial restructuring, "We have been successful in matching the cost structure of the organization to our revenue run rate, while still investing in the new product development that will drive growth in the coming periods. The organization is cost efficient but productive and is well positioned to take advantage of the new customer opportunities that lay ahead."

Guidance for remainder of 2012

The Company anticipates revenues to stay relatively stable for the second quarter. As new product categories are added beginning at the end of the second quarter and new markets entered throughout the remainder of the year, the Company anticipates that revenues will begin a long and steady upward ramp. Because the Company now operates at a lower break-even point, ViewCast believes that incremental revenues will have a greater positive impact on operating results and the bottom line.

About ViewCast Corporation

ViewCast enables anyone to deliver video - whenever, wherever. With more than 400,000 of its Osprey® video capture cards and thousands of its Niagara® streaming systems deployed globally; ViewCast is at the forefront of the streaming video industry.

ViewCast (www.viewcast.com) is headquartered in Plano, Texas, USA, with sales and distribution channels located globally.

ViewCast, SCX, Osprey, SimulStream, and Niagara are trademarks or registered trademarks of ViewCast Corporation or its subsidiaries. All other products are trademarks or registered trademarks of their respective companies.

Safe Harbor Statement

Certain statements in this release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and reflect the Company's current outlook. Such statements apply to future events and are therefore subject to risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ materially from forward-looking statements include, but are not limited to, changes in market and business conditions, demand for the Company's products and services, technological change, the ability of the Company to develop and market new products, increased competition, the ability of the Company to obtain and enforce its patent and avoid infringing other parties' patents, and changes in government regulations. All written and verbal forward-looking statements attributable to ViewCast and any person acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth herein. ViewCast does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statements are made. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from the Company's forward-looking statements, please refer to the company's reports on Form 10-K and 10-Q on file with the U.S. Securities and Exchange Commission.

ViewCast Contact: Laurie L. Latham Chief Financial Officer Tel: +1 (972) 488-7200	Investor Contact: Matt Clawson Allen & Caron Tel: +1 (949) 474-4300 E-mail: matt@allencaron.com

Financial Tables Follow

VIEWCAST CORPORATION
OPERATING HIGHLIGHTS
(Unaudited)
(In thousands – except per share amounts)

	Three Months Ended
	March 31,
	2012	2011

Net sales	$ 3,389	$ 3,479

Cost of sales	1,306	1,319

Gross profit	2,083	2,160

Total operating expenses	2,358	2,577

Operating loss	(275)	(417)

Total other expenses	(49)	(41)

Net loss from continuing operations	(324)	(458)

Net loss from discontinued operations	(81)	(333)

Net loss	$ (405)	$ (791)

Preferred stock dividends	-	(205)

Net loss applicable to
common stockholders	$ (405)	$ (996)

Net loss per common share (basic and diluted):
Continuing operations	$ (0.01)	$ (0.02)
Discontinued operations	$ (0.00)	$ (0.01)
Net loss	$ (0.01)	$ (0.03)

Weighted Average number of
common shares outstanding:
Basic & Diluted	61,407	39,016

RECONCILIATION OF NET INCOME TO EBITDA
(Unaudited)
(In thousands)

	Three Months Ended
	March 31,
	2012	2011

Net loss	$ (405)	$ (791)

Depreciation and amortization	122	172

Total other expenses	49	41

EBITDA	$ (234)	$ (578)